EXHIBIT 1.1


                   PROVIDENT EQUIPMENT LEASE TRUST 1998-A
                     5.28% CLASS A-1 LEASE-BACKED NOTES
                     5.78% CLASS A-2 LEASE-BACKED NOTES
                     5.60% CLASS A-3 LEASE-BACKED NOTES
                     5.75% CLASS A-4 LEASE-BACKED NOTES
                      6.20% CLASS B LEASE-BACKED NOTES

                           UNDERWRITING AGREEMENT
                           ----------------------


                                                         September 25, 1998



LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285


Ladies and Gentlemen:

         Provident Lease Receivables Corporation, a Delaware corporation (the "Transferor"), as originator of the Provident Equipment Lease Trust 1998-A, (the "Issuer"), and Information Leasing Corporation, an Ohio corporation ("ILC"), hereby agree with the Underwriters (defined below) as follows:

         Section 1. Issuance and Sale of Notes. Transferor proposes to cause Issuer to issue and sell $73,303,000 (the "Class A-1 Initial Principal Amount") of 5.28% Class A-1 Lease-Backed Notes (the "Class A-1 Notes"); $19,242,000 (the "Class A-2 Initial Principal Amount") of 5.78% Class A-2 Lease-Backed Notes (the "Class A-2 Notes"); $90,935,000 (the "Class A-3 Initial Principal Amount") of 5.60% Class A-3 Lease-Backed Notes (the "Class A-3 Notes"); $18,576,000 (the "Class A-4 Initial Principal Amount") of 5.75% Class A-4 Lease-Backed Notes (the "Class A-4 Notes"); $7,687,000 (the "Class B Initial Principal Amount"; together with the Class A-1 Initial Principal Amount, the Class A-2 Initial Principal Amount, the Class A-3 Initial Principal Amount and the Class A-4 Initial Principal Amount, the "Initial Principal Amount") of 6.20% Class B Lease-Backed Notes (the "Class B Notes"; together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Notes") and $6,589,000 of 6.73% Lease-Backed Certificates (the "Certificates"; together with the Notes, the "Securities"). The Notes will be issued pursuant to an Indenture, dated as of September 1, 1998 (the "Indenture"), between Issuer and Norwest Bank Minnesota, National Association, a national



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banking association (the "Indenture Trustee"). The Notes are more fully described in the Final Prospectus (as defined below), a copy of which Transferor is furnishing to Underwriters. The Notes will evidence secured obligations of Issuer. The assets of Issuer will include a pool of Leases and certain interests in the underlying Equipment.

         The Notes will be sold by Transferor to the underwriters listed on Schedule A hereto (the "Underwriters") in accordance with the terms of this agreement.

         Simultaneously with the issuance and sale of the Notes as contemplated in this Agreement, Transferor will sell the Certificates pursuant to a certificate purchase agreement dated as of the date hereof (the "Certificate Purchase Agreement") among Transferor, ILC and Lehman Brothers Inc.

         The terms which follow, when used in this Agreement, shall have the meanings indicated:

                  "Effective Date" means each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Securities Act.

                  "Execution Time" means the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" means any prospectus delivered to purchasers of the Notes at or before the time of confirmation of their purchases.

                  "Preliminary Prospectus" means any preliminary prospectus included in the Registration Statement, and which, as of the Effective Date, omits Rule 430A Information.

                  "Registration Statement" means the registration statement (Registration Number 333-58909), including amendments, incorporated documents, exhibits and financial statements, in the form in which it has or shall become effective and, if any post-effective amendment thereto becomes effective prior to the Issuance Date, shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424" and "Rule 430A" refers to such rules under the Securities Act.

                  "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted, pursuant to Rule 430A, to be omitted from the Registration Statement when it becomes effective.

                  "Underwriting Information" has the meaning given to such term in Section 8(b).



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         Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Appendix X to the Indenture.

         Section 2.    Purchase and Sale of Notes.
                       ---------------------------

         (a) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein, each Underwriter agrees to purchase from Transferor the Initial Principal Amount of the Notes pursuant to the terms of this Agreement on the Issuance Date at a purchase price equal to the aggregate of the Initial Principal Amount of each class of Notes purchased by such Underwriter times the applicable underwriter's discount (the "Purchase Price") set forth on Schedule A attached hereto.

         (b) The obligations of each of the Underwriters hereunder to purchase the respective Notes of each Class shall be several and not joint. Each Underwriter's obligation shall be to purchase the aggregate principal amount of Notes of the related Class as is indicated with respect to each Underwriter on Schedule A attached hereto. The rights of the Issuer, ILC and the non-defaulting Underwriter shall be as set forth in Section 13 hereof.

         (c) It is understood that Underwriters propose to offer the Notes for sale to the public in the manner set forth in the Final Prospectus.

         Section 3. Delivery and Payment. (a) Delivery of and payment for the Notes purchased by Underwriters shall be made at the offices of Mayer, Brown & Platt, Chicago, Illinois, at 10:00 a.m., Chicago time, on September 30, 1998, or such other place and time as the parties hereto agree (the "Issuance Date"). Delivery of the Notes shall be made against payment of the purchase price in immediately available funds drawn to the order Transferor. The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances described in the Pooling and Servicing Agreement.

         Transferor and ILC agree to have the Notes available for inspection by Underwriters in Chicago, Illinois, not later than 1:00 p.m., Chicago time, on the Business Day prior to the Issuance Date.

         Section 4.  Representations and Warranties of Transferor.
(a) Transferor hereby represents and warrants to, and agrees with, Underwriters as follows:

                  (i) Transferor meets the requirements for use of Form S-1 under the Securities Act of 1933 (the "Securities Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-58909) on such form, including the Preliminary Prospectus relating to the Notes, on such Form S-1 for the registration under the Securities Act of the Notes. Transferor may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of



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         which has previously been furnished to Underwriters. Transferor will file with the Commission either, (A) prior to the effectiveness of such Registration Statement, a further amendment thereto (including the form of Final Prospectus) or (B) after effectiveness of such Registration Statement, a Final Prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), Transferor will include in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included with respect to the Notes and the offering thereof. As filed, such amendment and form of Final Prospectus, or such Final Prospectus, shall include all Rule 430A Information and, except to the extent Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus which has previously been furnished to Underwriters) as Transferor has advised Underwriters, prior to the Execution Time, will be included or made therein.

                  (ii) On the Effective Date, the Registration Statement did or will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Issuance Date, the Final Prospectus will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Final Prospectus, as of its date and on the Issuance Date, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that Transferor makes no representations or warranties as to the Underwriting Information.

                  (iii) This Agreement has been duly authorized, executed and delivered by Transferor and constitutes a legal, valid and binding agreement of Transferor enforceable in accordance with its terms, except that the provisions hereof relating to indemnification of Underwriters may be subject to limitations of public policy.

                  (iv) Each of the Basic Documents to which Transferor is a party have been duly authorized by Transferor and, when executed and delivered by Transferor, will constitute the legal, valid and binding obligation of Transferor, enforceable in accordance with its terms, except that the enforcement thereof may be subject to
         (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.




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                  (v) The direction by Transferor to Indenture Trustee to
         authenticate the Notes has been duly authorized by Transferor and, when duly and validly executed by Trustee, authenticated by Indenture Trustee and delivered in accordance with the Indenture and this Agreement, will be the legal, valid and binding obligations of Issuer, enforceable in accordance with their terms, and entitled to the benefits of the Indenture, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (vi) The sale of the Notes and the performance of this Agreement and the Basic Documents to which Transferor is a party by Transferor will (A) not conflict with or result in a breach of, and will not constitute a default under any of the provisions of, its certificate of incorporation or any law, governmental rule or regulation, or any judgment, decree or order binding on Transferor or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which Transferor is a party or by which it is bound or (B) not result in the creation or imposition of any adverse claim and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Notes or the consummation by Transferor of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by Underwriters.

                  (vii) Neither Transferor nor Issuer is, and will not, as of the Issuance Date, be an "investment company" under the Investment Company Act of 1940 (the "1940 Act").

                  (viii) Transferor hereby makes and repeats each of the representations and warranties set forth in Section 3.1 of the Pooling and Servicing Agreement. Such representations and warranties are incorporated by reference in this Section 4(a) and Underwriters may rely thereon as if such representations and warranties were fully set forth herein.

         (b) ILC hereby represents and warrants to and agrees with Underwriters as follows:

                  (i) This Agreement has been duly authorized, executed and delivered, each of the Basic Documents to which ILC is a party has been duly authorized, and this Agreement constitutes, and when executed and delivered, each of such Basic Documents will constitute the legal, valid and binding obligations of ILC, enforceable in accordance with their respective terms, except that
         (A) the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (2) general principles of equity and the discretion of the court before which any proceeding therefor may be



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         brought, and (B) the provisions hereof relating to indemnification of Underwriters may be subject to limitations of public policy.

                  (ii) The performance of each of this Agreement and the Basic Documents to which ILC is a party by ILC, and the consummation of ILC of the transactions herein and therein contemplated, will (A) not conflict with or result in a breach of, and will not constitute a default under any of the provisions of its certificate of incorporation or by-laws or any law, governmental rule or regulation, or any judgment, decree or order binding on ILC or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which ILC is a party or by which it is bound or (B) not result in the creation or imposition of any adverse claim and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by ILC of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by Underwriters.

                  (iii) ILC hereby makes and repeats the representations and warranties set forth in Articles III and V of the Contribution Agreement. Such representations and warranties are incorporated by reference in this Section 4(b), and Underwriters may rely thereon as if such representations and warranties were fully set forth herein.

                  (iv) ILC represents and warrants it has delivered to Underwriters complete and correct copies of balance sheet and statements of income and retained earnings reported by The Provident Bank, of which ILC is a wholly-owned subsidiary for the fiscal year ended December 31, 1997. Except as set forth in or contemplated in the Registration Statement and the Final Prospectus, there has been no material adverse change in the condition (financial or otherwise) of The Provident Bank, ILC or any other consolidated subsidiary of the Provident Bank since December 31, 1997.

                  (v) Any taxes, fees and other governmental charges arising from the execution and delivery of this Agreement and the Basic Documents and in connection with the execution, delivery and issuance of the Notes and with the transfer of the Leases and the Equipment, have been paid or will be paid by ILC or Transferor, as applicable.

         (c) Each of Transferor and ILC represents and warrants to Underwriters, jointly and severally, that:

                  (i) There is no pending or threatened action, suit or proceeding against or affecting it in any court or tribunal or before any arbitrator of any kind or before or by any governmental authority (A) asserting the invalidity of this Agreement, any Basic Document or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Basic



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         Documents or (C) seeking any determination or ruling that might materially and adversely affect (x) its performance or its obligations under this Agreement or the Basic Documents (as applicable) or (y) the validity or enforceability of this Agreement, any Basic Document or the Notes.

                  (ii) Ernst & Young is an independent public accountant with respect to The Provident Bank, ILC and Transferor within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

         Section 5. Covenants of Transferor and ILC. Transferor and ILC, jointly and severally, hereby covenant and agree with Underwriters as follows:

         (a) To use best efforts to cause the Registration Statement, and any amendment thereto, if not effective as of the date hereof, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), Transferor will file the Final Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to Underwriter of such timely filing. Transferor will promptly advise Underwriters (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of any request by the Commission for any amendment or supplement of the Registration Statement or the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by Transferor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Transferor will not file any amendment of the Registration Statement or supplement to the Final Prospectus to which Underwriters reasonably object. Transferor and ILC will use best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a Final Prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or, if it shall be necessary to supplement such Final Prospectus to comply with the Securities Act or the rules thereunder, Transferor promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, a supplement which will correct such statement or omission or an amendment which will effect such compliance.

         (c) As soon as practicable, Transferor will make generally available to Noteholders and to Underwriters an earnings statement or statements of Issuer which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.




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         (d) Issuer will furnish to Underwriters and counsel for
Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of the prospectus by either Underwriter or any dealer may be required by the Securities Act, as many copies of each Final Prospectus relating to the Notes and any supplement thereto as Underwriters may reasonably request.

         (e) ILC and Transferor will take all reasonable actions requested by Underwriters to arrange for the qualification of the Notes for sale under the laws of such jurisdictions within the United States or as necessary to qualify for DTC and as Underwriters may designate, will maintain such qualifications in effect so long as required for the completion of the distribution of the Notes; provided, in connection therewith Transferor shall not be required to qualify as a foreign corporation doing business in any jurisdiction.

         (f) For so long as the Notes are outstanding, Transferor and ILC shall deliver to Underwriters by first-class mail and as soon as practicable a copy of all reports and notices delivered to Indenture Trustee or the Noteholders under the Indenture.

         (g) For so long as the Notes are outstanding, Transferor and ILC will furnish to Underwriters as soon as practicable after filing any other information concerning Transferor or ILC filed with any government or regulatory authority which is otherwise publicly available.

         (h) To the extent, if any, that any rating provided with respect to the Notes set forth in Section 6(e) is conditional upon the furnishing of documents reasonably available to Transferor or ILC, Transferor and ILC shall furnish such documents.

         Section 6. Conditions of Underwriters' Obligation. The obligations of Underwriters to purchase and pay for the Notes on the Issuance Date shall be subject to the accuracy in all material respects of the representations and warranties of Transferor and ILC herein, in each of the Basic Documents, to the performance by Transferor and ILC in all material respects of their obligations hereunder and to the following additional conditions:

         (a) Transferor and ILC shall each have delivered a certificate (an "Officer's Certificate"), dated the Issuance Date, signed by one of its Authorized Officers to the effect that:

                  (i) the representations and warranties made by Transferor or ILC, as applicable, in this Agreement and the Basic Documents (the "Transaction Documents") are true and correct in all material respects at and as of the date of such Officer's Certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

                  (ii) Transferor or ILC (as the case may be) has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the Transaction Documents at or prior to the date of such Officer's Certificate;




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                  (iii) nothing has come to such officer's attention that
         would lead such officer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (iv) such officer is not aware of (A) any request of the Commission for further amendment of the Registration Statement or the Final Prospectus for any additional information, (B) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose or (C) any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the threatening of any proceeding for that purpose.

         (b) Underwriters shall have received from counsel to ILC and Transferor, favorable opinions (subject to customary and usual qualifications), dated the Issuance Date and reasonably satisfactory in form and substance to Underwriters and their counsel with respect to, or to the effect that, among other things: (i) the due formation and qualification of each of Transferor and ILC and that Transferor and ILC, as applicable, have the corporate power and authority to perform the Transaction Documents and the transactions contemplated herein and therein;
(ii) the due authorization, execution, delivery and enforceability of this Agreement and the other Transaction Documents as applicable, by Transferor and ILC; (iii) each of this Agreement and the other Transaction Documents are the legal, valid and binding obligation of Transferor and ILC, as applicable, enforceable against each of them in accordance with its terms (subject to customary exceptions relating to bankruptcy and laws affecting creditors' rights); (iv) the Notes have been duly authorized, executed and delivered to Transferor and constitute the legal, valid and binding obligations of Issuer, enforceable in accordance with their terms (subject to customary exceptions as to bankruptcy and laws affecting creditors' rights) and are entitled to the benefits of the Indenture; (v) the issuance of the Notes by Issuer, the sale of the Notes by Transferor, the performance of this Agreement by Transferor and ILC, the compliance by Transferor and ILC with the terms of the Transaction Documents, as applicable, and the consummation of the transactions contemplated herein and therein will not conflict with the organizational documents of Transferor or ILC, or to the best of any such counsel's knowledge, any other contracts to which Transferor or ILC is a party or by which either of them is bound; (vi) to the best of such counsel's knowledge, there is no legal or governmental proceeding threatened or pending against Transferor or ILC which would have a material adverse effect on the issuance of the Notes; (vii) if a court disregarded the intent of the parties and characterized the transfers as a pledge of collateral, each of the Contribution Agreement and the Pooling and Servicing Agreement and accompanying documentation creates a valid security interest in the Leases and the Equipment (or interests therein) under New York law; (viii) assuming no prior financing statements covering the Leases are in effect based on a review of certain UCC searches and that financing statements covering the Leases and naming (A) Transferor as secured party/purchaser and ILC as debtor/seller, (B) Transferor as debtor/seller and Issuer as secured party/purchaser and (c) Issuer as debtor and Indenture Trustee as secured party, in each case are being filed in the appropriate filing offices of the State of Ohio, (1) immediately after giving



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effect to the transfers contemplated by the Contribution Agreement,
Transferor has a first priority perfected interest in all right, title and interest of ILC in the Leases, (2) immediately after giving effect to the transfers contemplated by the Pooling and Servicing Agreement, Issuer has a first priority perfected interest in all right, title and interest of Transferor in the Leases, and (3) immediately after giving effect to the grant contemplated by the Indenture, Indenture Trustee has a first priority perfected security interest in all right, title and interest of Issuer in the Leases; (ix) the Trust Agreement is not required to be qualified under Trust Indenture Act and the Trust is not required to be registered under the 1940 Act, (x) the Indenture has been duly qualified under the Trust Indenture Act, (xi) neither the Transferor nor Issuer is an "investment company" or a company "controlled by" an "investment company" within the meaning of the 1940 Act and (xii) on the Issuance Date the Registration Statement is effective, and, that to the best of such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued or is threatened, and that although such counsel is not passing on the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, nothing came to such counsel's attention that leads such counsel to believe that either the Registration Statement or the Prospectus (as of the Effective Date or the date of the Prospectus) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading. In rendering such opinion, counsel may rely, to the extent deemed proper and as stated therein, as to matters of fact on certificates of responsible officers of Transferor and ILC and public officials and as to matters of state law of jurisdictions other than the jurisdictions in which such counsel is admitted to practice, on opinions of local counsel satisfactory to Underwriters.

         (c) Underwriters shall have received from Mayer, Brown & Platt, special counsel for Underwriters, such opinion or opinions, dated the Issuance Date, with respect to the validity of the Notes, the Registration Statement, the Final Prospectus, true sale, nonconsolidation and other related matters as Underwriters may require.

         (d) At the Execution Time and at the Issuance Date, Ernst & Young shall have furnished to Underwriters a letter or letters, dated the date of this Agreement and the Issuance Date, respectively, in form and substance satisfactory to Underwriters.

         (e) The Class A-1 Notes shall have been rated at least P-1 and F1+/AAA, the Class A-2 notes shall have been rated at least AAA and AAA, the Class A-3 Notes shall have been rated at least AAA and AAA, the Class A-4 Notes shall have been rated at least AAA and AAA, and the Class B Notes shall have been rated at least AA and A by Moody's Investors Service, Inc. and Fitch IBCA, Inc., respectively, which ratings shall not have been reduced or withdrawn as evidenced by the Officer's Certificate referred to in Section 6(a).

         (f) Counsel to Indenture Trustee shall have delivered a favorable opinion (subject to customary and usual exceptions), dated the Issuance Date, and satisfactory in form and substance to Underwriters and counsel for Underwriters and to Transferor and ILC and their counsel with respect to, or to the effect that, among other things: (i) the due incorporation and valid existence


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of Indenture Trustee, (ii) the due authorization, execution and delivery by
Indenture Trustee of the Indenture, (iii) the Indenture is the legal, valid and bending obligation of Indenture Trustee, enforceable against Indenture Trustee in accordance with its terms (subject to customary and usual exceptions), (iv) no approvals or filings with any Governmental Authority required in connection with the execution, delivery or performance by Indenture Trustee of the Indenture, (v) the execution, delivery and performance of the Indenture will not cause any default under Indenture Trustee's organizational documents or other contracts to which it is a party or by which it is bound and (vi) the Notes have been duly authenticated by Indenture Trustee in accordance with the terms of the Indenture.

         (g) Counsel to Trustee shall have delivered a favorable opinion (subject to customary and usual exceptions), dated the Issuance Date, and satisfactory in form and substance to Underwriters and counsel for Underwriters and to Transferor and ILC and their counsel with respect to, or to the effect that: (i) the due incorporation and valid existence of Trustee, (ii) the due authorization, execution and delivery by Trustee of the Trust Agreement, (iii) the Trust Agreement is the legal, valid and bending obligation of Trustee, enforceable against Trustee in accordance with its terms (subject to customary and usual exceptions), (iv) no approvals or filings with any Governmental Authority required in connection with the execution, delivery or performance by Trustee of the Trust Agreement, (v) the execution, delivery and performance of the Trust Agreement will not cause any default under Trustee's organizational documents or other contracts to which it is a party or by which it is bound and (vi) the Trust has been duly formed and is validly existing as a statutory business trust under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which the Trust is a party.

         (h) Underwriters shall have received the approval of each of their respective investment committees with respect to the execution, delivery and performance of this Agreement.

         (i) All conditions precedent to the sale of the Certificates pursuant to the Certificate Purchase Agreement have been fulfilled, and the Certificates have been sold or will be sold concurrently with the sale of the Notes.

         (j) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to Underwriters, and Underwriters and their counsel shall have received such other information, certificates and documents as Underwriters or they may reasonably request.

         Section 7. Reimbursement of Expenses. If (x) no closing of the sale of the Notes occurs by the Issuance Date through no fault of Transferor or ILC or because the conditions set forth in Sections 6(c),(d),
(e), (f), (g) or (h) have not been met, or (y) Underwriters terminate the engagement pursuant to Section 10 or because any conditions precedent in
Section 6 (other than Section 6(d)) have not been fulfilled, then
Transferor or ILC's liability to Underwriters shall be limited to the reimbursement of Underwriters' expenses incurred through the date of termination for its reasonable out-of-pocket and incidental expenses. In addition, whether or not the Notes are issued or sold:

         (a) Transferor or ILC shall pay the reasonable fees and expenses associated with the transactions contemplated hereby not paid by Underwriters in accordance with the provisions of Section 7(b) including, without limitation, the following fees and expenses:

                  (i) rating agency fees payable with respect to their ratings of the Notes;

                  (ii) fees charged by the firm of independent public accountants referred to in Section 6(d);

                  (iii) filing fees in connection with the transactions contemplated hereby including, but not limited to, the Commission;

                  (iv) fees and expenses of counsel to Underwriters;

                  (v) Indenture Trustee's and Trustee's fees and fees of counsel to Indenture Trustee and Trustee;

                  (vi) the costs and expenses of printing the Registration Statement and the Prospectus;

                  (vii) the costs of printing or reproducing this Agreement, the Blue Sky Survey and any other documents in connection with the offer, sale and delivery of the Notes;

                  (viii) all expenses in connection with the qualification of the Notes under state securities laws as provided in Section 4(a)(vi), including the fees and disbursements of counsel in connection with the Blue Sky Survey;

                  (ix) the cost of preparing the Notes;

                  (x)  the cost or expenses of any transfer agent or registrar;
         and

                  (xi) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 7; provided, that neither ILC nor Transferor waives any rights to reimbursement from Underwriters in the event of either Underwriter's failure to perform in accordance with this Agreement.

         (b) It is understood and agreed that, except as provided in
Section 8 and 9, Underwriters will pay securities transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

         Section 8. Indemnification and Contribution. (a) Transferor and ILC, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or acts in respect thereof) arise out of or are base upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, that Transferor and ILC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or any such amendment or supplement, in reliance upon and in conformity with the Underwriting Information (defined below).

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Transferor and ILC against any losses, claims, damages or liabilities to which Transferor and ILC may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or acts in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made to the Registration Statement or the Final Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to Transferor or ILC by or on behalf of such Underwriter expressly for use therein; and will reimburse Transferor or ILC for any legal or other expenses reasonably incurred by Transferor or ILC in connection with the investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. Transferor and ILC acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in the Registration Statement, the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of Underwriters for inclusion in the Registration Statement or the Final Prospectus (the "Underwriting Information"), and Underwriters confirm that such statements are correct.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interest with any other indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) in respect of any losses, claims, damages or liabilities (or actions or proceeding in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Transferor and ILC on the one hand and Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c), then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Transferor or ILC on the one hand and Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Transferor or ILC on the one hand and Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by Transferor and ILC bear to the total underwriting discounts and commissions received by Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Transferor or ILC on the one hand or Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Transferor, ILC and Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. Notwithstanding the provision for this subsection (d), Underwriters shall not be required to contribute any amount in excess of the total underwriting discount as set forth on the cover page of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of Transferor and ILC under this Section 8 shall be in addition to any liability which Transferor or ILC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls either Underwriter within the meaning of the Securities Act; and the obligations of Underwriters under this Section 8 shall be in addition to any liability which Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Transferor and ILC and to each person, if any, who controls Transferor or ILC within the meaning of the Securities Act.

         Section 9. Survival. The respective representations, warranties and agreements of Transferor, ILC and Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, notwithstanding any investigation heretofore or hereafter made by or on behalf of Transferor, ILC or Underwriters, and such representations, warranties and agreements made by Transferor and ILC shall survive the delivery and payment for the Notes. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

         Section 10. Termination. (a) This Agreement may be terminated by Underwriters at any time upon the giving of notice at any time prior to the Issuance Date: (i) if there has been, since December 31, 1997, any material adverse change in the condition, financial or otherwise, of ILC or Transferor, or in the earnings, business affairs or business prospects of ILC or Transferor, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except as otherwise provided in Sections 7 or 8.

         (b) This Agreement may not be terminated by Transferor or ILC, except in accordance with law, without the written consent of Underwriters.

         (c) Notwithstanding anything herein to the contrary, if Transferor or ILC does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of Underwriters' obligations hereunder may be immediately canceled by Underwriters by notice thereof to Transferor or ILC. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 8 and 9 shall survive any such cancellation.

         Section 11. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by certified or registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to Underwriters, addressed to Underwriters, c/o Lehman Brothers Inc., at the address first stated in this Agreement, or to such other address as Lehman Brothers Inc. may designate in writing to Transferor or ILC; if to ILC, addressed to ILC at 1023 West Eighth Street, Cincinnati, Ohio, 45203, facsimile no.: (513) 579-2861; if to Transferor, addressed to Transferor at 1023 West Eighth Street, Cincinnati, Ohio, 45203 facsimile no: (513) 579-2861; or such other address as Transferor or ILC may have designated in writing to you.

         Section 12. Successors; Actions by Underwriters. This Agreement will inure to the benefit of and be binding upon Transferor and ILC and their successors and assigns and Underwriters and their successors and assigns. Any action by Underwriters hereunder may be taken by the Underwriters jointly or by Lehman Brothers Inc. alone on behalf of the Underwriters, and any such action taken by Lehman Brothers Inc. alone shall be binding upon the Underwriters.

         Section 13. Default by Either Underwriter. If either Underwriter shall fail on the Issuance Date to purchase the Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriter (the "Non-Defaulting Underwriter") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Non-Defaulting Underwriter shall not have completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriter.

         No action taken pursuant to this Section 13 shall relieve the defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, any of the Non-Defaulting Underwriter, Transferor or ILC shall have the right to postpone the Issuance Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         Section 14. Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

         Section 15. Governing Law. (a) THIS AGREEMENT IS TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO
CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

         (b) TRANSFEROR AND ILC HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 11 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. TRANSFEROR AND ILC HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF TRANSFEROR OR ILC TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

         (c) TRANSFEROR AND ILC HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

         Section 17. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         If you are in agreement with the foregoing, please sign a counterpart hereof and return the same to Transferor or ILC, whereupon this Agreement shall become a binding agreement between Underwriters, Transferor and ILC.

                                    Very truly yours,

                                    INFORMATION LEASING CORPORATION



                                    By: /s/ Vincent D. Rinaldi
                                       ----------------------------------------
                                    Name:  Vincent D. Rinaldi
                                    Title: President


                                   PROVIDENT LEASE RECEIVABLES CORPORATION


                                   By: /s/ John R. Farrenkopf
                                      -----------------------------------------
                                   Name: John R. Farrenkopf
                                   Title: Treasurer


The foregoing Agreement
is hereby accepted and
entered into as of the
date hereof.

LEHMAN BROTHERS INC.



By:   /s/ Martin P. Harding
   --------------------------
Name:  Martin P. Harding
Title: Managing Director

                                 SCHEDULE A



                      Underwriters and Purchase Price



                               Principal    Principal    Principal    Principal
                               Amount of    Amount of    Amount of    Amount of
Underwriters of the            Class A-1    Class A-2    Class A-3    Class A-4
   Class A Notes                 Notes        Notes        Notes        Notes
--------------------           ---------    ---------    ---------    ----------

Lehman Brothers Inc.        $58,642,400   $15,393,600  $72,748,000  $14,860,800
Prudential Securities
  Incorporated              $14,660,000    $3,848,400  $18,187,000   $3,715,200
Underwriter's Discount             0.22%         0.30%        0.40%        0.50%



Underwriter of the Class                   Principal Amount of Class B Notes
           B Notes                         -----------------------------------
           --------
Lehman Brothers Inc.                           $7,687,000
Underwriter's Discount                               0.55%